CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement on Templeton Growth Fund, Inc. on Form N-1A, File No. 33-9981, of our report dated September 26, 2001, relating to the financial statements and financial highlights of Templeton Growth Fund, Inc., which appear in the August 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the references to our firm under the captions "Financial Highlights" and "Auditor."


/s/PRICEWATERHOUSECOOPERS LLP

New York, New York
December 17, 2001